UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

FARMER BROS. CO.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14501 N Fwy Fort Worth, Texas 76177
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 549-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 3, 2026 (the “Signing Date”), Farmer Bros. Co. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Royal Cup, Inc., a Delaware corporation (“Parent”), and BP I Brew Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”) in accordance with the Delaware General Corporation Law (as amended, the “DGCL”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be automatically canceled and (other than shares of Company Common Stock that are (1) owned or held in treasury by the Company, (2) owned by Parent or Merger Sub (or any of their respective affiliates) or (3) owned by stockholders who have properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL) converted into the right to receive $1.29 in cash without interest (the “Per Share Merger Consideration”).

Pursuant to the Merger Agreement, each of the options (whether vested or unvested) to purchase shares of Company Common Stock (the "Company Stock Options") that are outstanding and unexercised under the Company’s Amended and Restated 2017 Long-Term Incentive Plan or 2020 Inducement Incentive Plan (together, the “Equity Plans”) immediately prior to the Effective Time, will be automatically converted into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Stock Option, by (2) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time.

Pursuant to the Merger Agreement, each of the Company’s restricted stock units, including time-based, cash-based and performance-based restricted stock units (collectively, the “Company RSUs”) that have been granted under the Equity Plans and are outstanding as of immediately prior to the Effective Time will be cancelled and terminated as of the Effective Time. In exchange therefor, each holder of Company RSUs will have the contingent right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to such Company RSU (in the case of any performance-based Company RSU, with the applicable performance metrics at the greater of target level or actual performance) by (2) the Per Share Merger Consideration, plus any accrued and unpaid dividend equivalent rights with respect to such Company RSU, less any applicable withholding taxes. The cash-based award will be subject to the same terms and conditions as are applicable to the corresponding Company RSU (including time-based vesting conditions and terms related to the treatment upon termination of employment, with performance-based restricted stock units having a time-based vesting date of the last day of the performance period applicable to the corresponding Company RSU).

Consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of certain mutual customary closing conditions, including (1) the affirmative vote of a majority of the outstanding shares of Company Common Stock, voting as a single class (the “Company Stockholder Approval”) and (2) the absence of an order or law prohibiting the Merger or making consummation of the Merger illegal or otherwise prohibited. Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s Merger Agreement representations and warranties (subject to certain materiality qualifiers) as of the date of the Merger Agreement and as of the Closing Date (as defined in the Merger Agreement), and the other party’s compliance with its Merger Agreement covenants and agreements in all material respects. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement) and the sum of all outstanding indebtedness under the Company Credit Facility (as defined in the Merger Agreement), together with the Transaction Expenses (as defined in the Merger Agreement) and net of unrestricted cash of the Company, not exceeding $32.6 million immediately prior to the Closing.

Concurrently with the execution of the Merger Agreement, Parent has delivered to the Company (i) an equity commitment letter (the “Equity Commitment Letter”) from Braemont Partners I LP, Braemont Partners I (Offshore) LP and Braemont Partners I (Anchor Parallel) LP (such entities, in such capacities, the “Funds”) pursuant to which, subject to the conditions contained therein, the Funds have committed to invest in Parent, directly or indirectly, cash in the aggregate amount of approximately $2.8 million to enable Parent to consummate the Merger (the “Equity Financing” and, taken together with any debt financing incurred by Parent under the Parent Credit Facility (as defined in the Merger Agreement), which has, subject to the satisfaction or waiver of certain customary terms and conditions, a committed aggregate amount of $65 million available to enable Parent to consummate the Merger, or otherwise incurred in connection with the transactions contemplated in the Merger Agreement, the “Financing”) and (ii) a limited guarantee (the “Limited Guarantee”) from the Funds (such entities, in such capacities, the “Guarantors”) in favor of the Company pursuant to which, subject to the conditions contained in the Limited Guarantee, the Guarantors are guaranteeing certain payment obligations of Parent and Merger Sub under the Merger Agreement, including payment of the Reverse Termination Fee (as defined below). The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof as set forth therein. Notwithstanding the foregoing, Parent’s and Merger Sub’s respective obligations to consummate the Merger are not contingent upon or otherwise subject to the receipt or availability of funds to Parent, including the Financing.

The Merger Agreement includes representations, warranties and covenants of the Company, Parent and Merger Sub customary for a transaction of this nature. The Company has also agreed (1) to conduct its business in all material respects in the ordinary course of business consistent with past practice, (2) not to take certain actions, including declaring or paying any dividend in respect of the Company’s capital stock or other equity or voting interests, (3) to cooperate with Parent in connection with obtaining the Financing, (4) to hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholder Meeting”) and (5) subject to certain customary exceptions, for the board of directors of the Company (the “Company Board”) to recommend that the Company’s stockholders approve and adopt the Merger Agreement, in each case, prior to the earlier to occur of the termination of the Merger Agreement and the Effective Time.

From the Signing Date until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will be subject to customary “no-solicitation” restrictions on its ability to solicit, initiate, encourage or facilitate any Acquisition Proposal (as defined in the Merger Agreement) or Inquiry (as defined in the Merger Agreement) from third parties, including restrictions on the Company’s ability to provide information (including non-public information and data) to any third party (or such third party’s representatives) and engage in, enter into, or participate in any discussions or negotiations with any third party (or such third party’s representatives) regarding an Acquisition Proposal or Inquiry. Notwithstanding these restrictions, the Company may, under certain circumstances prior to obtaining the Company Stockholder Approval, (1) furnish information (including non-public information and data) to and (2) participate in discussions or negotiations with third parties with respect to an unsolicited written bona fide Acquisition Proposal that the Company Board has determined in good faith (based on the information then available after consultation with its independent financial advisors and outside legal counsel) constitutes or is reasonably expected to result in a Superior Proposal (as defined in the Merger Agreement), and that failing to do so would be inconsistent with the Company Board’s fiduciary duties under applicable law.

The Merger Agreement contains customary termination rights, including that each of Parent or the Company can terminate the Merger Agreement under certain circumstances, including (1) if the transactions contemplated by the Merger Agreement are not consummated on or before March 3, 2027 (the “End Date”), (2) if a court of competent jurisdiction or other governmental authority has issued a final non-appealable order or other final action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger, (3) if the other party has breached a representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in any condition to closing not being satisfied and has not cured that breach prior to the earlier of the End Date or the thirtieth calendar day following delivery of notice to the other party of such breach, (4) the Company Stockholder Approval is not obtained at the Company Stockholder Meeting or (5) by mutual written consent of Parent and the Company. The Company may also terminate the Merger Agreement prior to the Company Stockholder Approval if the Company Board, among other things, changes or fails to support the Company Board’s recommendation that the Merger Agreement be adopted by the Company’s stockholders (an “Adverse Recommendation Change”) in order to enter into an agreement providing for a Superior Proposal, subject to the payment of the Termination Fee (as defined below). Parent may also terminate the Merger Agreement if, prior to the receipt of Company Stockholder Approval, the Company Board effects an Adverse Recommendation Change.

The Company will pay Parent a $1,684,000 termination fee (the “Termination Fee”) (less any expenses already reimbursed to Parent, if applicable) if, (1) prior to obtaining the Company Stockholder Approval, the Company terminates the Merger Agreement to enter into an agreement providing for a Superior Proposal, (2) prior to obtaining the Company Stockholder Approval, Parent terminates the Merger Agreement because of an Adverse Recommendation Change or (3)(i)(A) Parent or the Company terminates the Merger Agreement because the transactions contemplated by the Merger Agreement were not consummated on or before the End Date (an “End Date Termination”), (B) Parent terminates the Merger Agreement because the Company breached any representation, warranty, covenant or agreement in the Merger Agreement and did not timely cure such breach (a “Company Breach Termination”), or (C) Parent or the Company terminates the Merger Agreement because the Company Stockholder Approval was not obtained at the Company Stockholder Meeting (a “Failure to Obtain Stockholder Approval Termination”), (ii) prior to (A) termination in the case of the an End Date Termination or a Company Breach Termination, or (B) the Company Stockholder Meeting in the case of the Failure to Obtain Stockholder Approval Termination, any Acquisition Proposal has been made publicly or to the Company Board, and (iii) within 12 months of the termination of the Merger Agreement, (A) the Company enters into a definitive agreement with respect to any Acquisition Proposal that is subsequently consummated (whether or not such consummation occurs during the 12-month period) or (B) the Company consummates an Acquisition Proposal. Additionally, if a Failure to Obtain Stockholder Approval Termination occurs under circumstances in which the Termination Fee is not then payable, the Company will reimburse Parent and its affiliates up to $842,000 for their reasonable and documented out-of-pocket fees and expenses incurred and paid to unaffiliated third parties in connection with the Merger Agreement.

Parent will pay the Company a $5,000,000 termination fee (the “Reverse Termination Fee”) if the Company terminates the Merger Agreement because Parent or Merger Sub (1) breached any representation, warranty, covenant, or agreement in the Merger Agreement and did not timely cure such breach or (2) fails to consummate the transactions contemplated by the Merger Agreement within three business days after all conditions to closing have been satisfied or waived and the Company has delivered to Parent written notice that it is ready, willing and able to consummate the transactions contemplated by the Merger Agreement.

The Company Board has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, are fair to, advisable and in the best interests of the Company and its stockholders, (2) approved the Merger Agreement and the transactions contemplated thereby and declared them advisable, (3) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and consummation of the transactions contemplated therein, (4) subject to its rights to effect an Adverse Recommendation Change and/or terminate the Merger Agreement, determined to recommend that the stockholders of the Company approve the Merger and adopt the Merger Agreement and (5) directed that the Merger Agreement be submitted to a vote of the Company’s stockholders for purposes of obtaining the Company Stockholder Approval.

If the Merger is consummated, the Company Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended, as promptly as practicable following the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger or the other transactions contemplated therein.

The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. Investors, the Company’s stockholders or any other third parties should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by a disclosure letter delivered by the Company to Parent and Merger Sub in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company who beneficially own approximately 22.1% of the outstanding Company Common Stock, entered into voting agreements (collectively, the “Voting Agreements”) with Parent pursuant to which such stockholders have agreed, among other things and subject to the terms and conditions of the Voting Agreements, to vote the shares of Company Common Stock owned by them, in favor of the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.

The foregoing description of the Voting Agreements does not purport to be complete, and is qualified in its entirety by the full text of the Voting Agreements, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2026, the Company entered into amendments (the “Letter Agreements”) to the Second Amended and Restated Severance Agreements (the “Severance Agreements”) and award agreements under the Equity Plans (the “Award Agreements”), the Company entered into with each of John Moore, President and Chief Executive Officer; Jared Vitemb, the VP, General Counsel, Secretary and Chief Compliance Officer and Vance Fisher, the Chief Financial Officer (collectively, the “Executives”), to stipulate that the closing of the Merger will constitute "Good Reason" for purposes of the Executive’s respective Severance Agreements and Award Agreements. As part of their Letter Agreements, Mr. Vitemb and Mr. Fisher entered into one-year non-competition agreements.

The foregoing description of the Letter Agreements does not purport to be complete, and is qualified in its entirety by the full text of the Letter Agreements, which are filed as Exhibits 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 4, 2026, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. On March 4, 2026, Company employees, customers and vendors, suppliers and partners were sent an email regarding the Merger. Copies of the emails are attached as Exhibits 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K. Attached as Exhibit 99.5 to this Current Report on Form 8-K are talking points regarding the Merger for Company team members to use with customers, suppliers and vendors. Attached as Exhibit 99.6 to this Current Report on Form 8-K are frequently asked questions and answers that may be used in conversations with employees on or after March 4, 2026. Attached as Exhibit 99.7 to this Current Report on Form 8-K is an outline of talking points for the Company town hall on March 4, 2026.

The press release and the communications described in this Item 7.01 (the “communications”) are being furnished, not filed, pursuant to Regulation FD. Accordingly, the press release and the communications will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the press release and the communications is not intended to, and does not, constitute a determination or admission by the Company that the information in the press release and the communications is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of March 3, 2026, by and among Royal Cup, Inc., BP I Brew Merger Sub Inc. and Farmer Bros. Co.

10.1	Form of Voting Agreement, dated as of March 3, 2026, by and among Royal Cup, Inc. and certain stockholders of Farmer Bros. Co.

10.2	Letter Agreement, dated as of March 3, 2026, by and between Farmer Bros. Co. and John E. Moore III

10.3	Letter Agreement, dated as of March 3, 2026, by and between Farmer Bros. Co. and Jared Vitemb

10.4	Letter Agreement, dated as of March 3, 2026, by and between Farmer Bros. Co. and Vance Fisher

99.1*	Press Release of Farmer Bros. Co., dated March 4, 2026

99.2*	Email to Farmer Bros. Co. Team Members, dated as of March 4, 2026

99.3*	Email to Farmer Bros. Co. Customers, dated as of March 4, 2026

99.4*	Email to Farmer Bros. Co. Vendors, Suppliers and Partners, dated as of March 4, 2026

99.5*	Team Member Talking Points for Customers, Suppliers and Vendors

99.6*	Team Member Frequently Asked Questions (FAQs)

99.7*	Farmer Bros. Co. Outline for the Town Hall, dated as of March 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* This Exhibit is intended to be furnished to, and not filed with, the Commission pursuant to General Instruction B.2 of Form 8-K.

Additional Information and Where to Find It

This communication is being made in connection with the Merger. In connection with the Merger, the Company plans to file a proxy statement on Schedule 14A and certain other documents regarding the Merger with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders of the Company will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available to stockholders of the Company free of charge on the Company’s website at https://www.farmerbros.com or by written request to our Corporate Secretary at 14501 N Fwy, Fort Worth, Texas 76177, Attn: Corporate Secretary.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended June 30, 2025, which was filed with the SEC on September 11, 2025, its Amendment No. 1 to Annual Report on Form 10-K for the year ended June 30, 2025, which was filed with the SEC on October 24, 2025, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts, including, without limitation, statements relating to the Merger, including the ability to complete, and the timing of completion of, the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “expects,” “intends,” “future,” “may,” “will,” “should,” “could,” “potential,” “continues,” or similar expressions. Such statements are based upon the current beliefs and expectations of management of the Company. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (1) the risk that the proposed transaction may not be completed in a timely manner or at all; (2) the risk of legal proceedings that may be instituted against the Company related to the Merger Agreement, which may result in significant costs of defense, indemnification and liability; (3) the possibility that competing acquisition proposals for the Company will be made; (4) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a Termination Fee; (6) the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (7) the Company’s sales; (8) changes in operating costs, such as production, transportation and labor; (9) the Company’s ability to leverage its existing management and infrastructure; (10) changes in general and administrative expenses, capital expenditures, effective tax rate, impairment and other costs; (11) general economic conditions and (12) conditions beyond the Company’s control such as timing of government policies, natural disasters, acts of war or terrorism. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company’s stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMER BROS. CO.

	By:	/s/ Jared Vitemb
	Name:	Jared Vitemb
	Title:	VP, General Counsel, Secretary and Chief Compliance Officer

Date: March 4, 2026